Exhibit 99.1

United Continental Holdings, Inc. and United Air Lines, Inc. Subsidiaries

Entity*	Jurisdiction of Incorporation
Air Wis Services, Inc.	Wisconsin
Air Wisconsin, Inc.	Wisconsin
Domicile Management Services, Inc.**	Delaware
Continental Airlines, Inc.	Delaware
Air Micronesia, Inc.	Delaware
Continental Micronesia, Inc.	Delaware
CAL Cargo, S.A. de C.V.**	Mexico
CALFINCO Inc.	Delaware
Century Casualty Company	Vermont
Continental Airlines de Mexico, S.A.**	Mexico
Continental Airlines Domain Name Limited	England
Continental Airlines Finance Trust II	Delaware
Continental Airlines Fuel Purchasing Group, LLC	Delaware
Continental Airlines, Inc. Supplemental Retirement Plan for Pilots Trust Agreement	Delaware
Continental Airlines Purchasing Holdings LLC	Delaware
Continental Airlines Purchasing Services LLC**	Delaware
Continental Express, Inc.	Delaware
Presidents Club of Guam, Inc.	Delaware
Four Star Insurance Company, Ltd.	Bermuda
UAL Benefits Management, Inc.	Delaware
United Air Lines, Inc.	Delaware
Covia LLC**	Delaware
Mileage Plus Holdings, LLC	Delaware
MPH I, Inc.	Delaware
Mileage Plus Marketing, Inc.	Delaware
Mileage Plus, Inc.	Delaware
United Aviation Fuels Corporation	Delaware
United Cogen, Inc.	Delaware
United Vacations, Inc.	Delaware
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*      Subsidiaries of United Continental Holdings, Inc. are wholly-owned unless otherwise indicated.  Indirect Subsidiaries are indented below the name of their respective parent.

**      Domicile Management Services Inc. is 99.9% owned by Air Wis Services, Inc. and 0.1% owned by United Air Lines, Inc. CAL Cargo, S.A. de C.V. is 99.99% owned by Continental Air Lines, Inc. and .01% owned by CALFINCO Inc. Continental Airlines de Mexico, S.A. is 99.96% owned by Continental Airlines, Inc. and .04% owned by individuals. Continental Airlines Purchasing Services LLC is 99% owned by Continental Airlines Purchasing Holdings LLC and 1% owned by Continental Airlines, Inc. Covia LLC currently owns an approximately 56% equity interest in the Galileo Japan Partnership, a Delaware general partnership.